UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2014

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants
On February 19, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Hercules Offshore, Inc. (the “Company”) approved equity grants (the “Annual Equity Grants”) for certain of its executive officers. Pursuant to the Company’s Policy Regarding the Granting of Equity-Based Compensation Awards, the Committee is authorized to approve annual equity grants at its meeting during the first or second quarter of each year.
The Annual Equity Grants were made pursuant to the Company’s 2004 Amended and Restated Long-Term Incentive Plan (the “LTIP”) to each of John T. Rynd, Chief Executive Officer and President, Stephen M. Butz, Executive Vice President and Chief Financial Officer, James W. Noe, Executive Vice President, Terrell L. Carr, Senior Vice President, Worldwide Drilling Operations, and Troy L. Carson, Senior Vice President and Chief Accounting Officer.
Each of the executive officers received restricted stock awards, which vest 1/3 per year on each of the first three anniversaries of the grant date (the “Restricted Stock Awards”), and performance-based restricted stock awards, which vest in full on the third anniversary of the grant date, subject to the achievement of Company performance objectives with respect to two metrics to be measured over the period from January 1, 2014 through December 31, 2016 (the “Performance Awards”). Threshold, target and maximum performance objectives have been established for each metric, with the officer vesting 50% more shares at the maximum level, 50% fewer shares at the threshold level, with vesting prorated between levels, and no shares will be issued with respect to a particular metric if the threshold performance objective is not met with respect to such metric.
The Performance Awards for all of the executive officers other than Mr. Rynd will be paid out with equity, up to the target goal set for each executive officer, with anything above target being paid out in cash in an amount equal to the value of the equity that would be issuable for the achievement of such performance metrics. For Mr. Rynd, the Performance Award will be paid out with a combination of equity and a cash payment of $100,000 at the threshold goal set for him, with anything above threshold being paid out solely in cash on a prorated basis between pre-determined cash amounts for the threshold ($100,000), target ($900,000) and maximum levels ($1,600,000).
At the target level, the Performance Awards and the Restricted Stock Awards are 70% and 30%, respectively, of the total target grant for Mr. Rynd, and 55% and 45%, respectively, of the total target grant for the other executive officers. The number of shares issuable to each of the executive officers if the target objectives are achieved with respect to each metric is as set forth below:

Name of Executive Officer	Restricted Stock Award	Performance Award(Target)	Total Target Grant
John T. Rynd	140,445	159,555	300,000
Stephen M. Butz	71,656	87,580	159,236
James W. Noe	71,656	87,580	159,236
Terrell L. Carr	46,576	56,927	103,503
Troy L. Carson	35,828	43,790	79,618

The remaining terms and provisions of the Annual Equity Grants will be set forth in stock award agreements for each executive officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: February 25, 2014	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary